UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2024

AZZ Inc.

(Exact name of registrant as specified in its charter)

Texas	1-12777	75-0948250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Museum Place, Suite 500

3100 West 7th Street

Fort Worth, Texas 76107

(Address of principal executive offices) (Zip Code)

(817) 810-0095

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AZZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On April 25, 2024, AZZ Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Evercore Group L.L.C. (“Evercore”) and Jefferies LLC (“Jefferies”) as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters an aggregate of 4,000,000 shares of common stock, par value $1.00 per share, of the Company (“Common Stock”), in an underwritten public offering at a purchase price of $67.20 per share (the “Purchase Price”), which reflects a price to the public of $70.00 per share less $2.80 per share (the “Offering”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase an additional 600,000 shares of Common Stock (the “Option Securities” and, together with the Common Stock, the “Securities”). The offering of Securities was registered with the Securities and Exchange Commission (the “Commission”) pursuant to the Company’s shelf registration statement on Form S-3ASR (File No. 333-276450), filed with the Commission on January 10, 2024 (the “Registration Statement”).

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and the description of the Underwriting Agreement contained herein is qualified in its entirety by reference to such exhibit. A copy of a press release issued by the Company with respect to the pricing of the Offering is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01.	Other Events.

On April 25, 2024, the Company issued a Notice of Redemption with respect to all 240,000 outstanding shares of its 6.00% Series A Convertible Preferred Stock (the “Series A Preferred Stock”). The shares of Series A Preferred Stock will be redeemed on May 9, 2024 (the “Redemption Date”). In accordance with the certificate of designations for the Series A Preferred Stock, the shares of Series A Preferred Stock will be redeemed for an aggregate redemption price of $308,920,000 (the “Redemption Price”). Following the redemption, dividends will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares of Series A Preferred Stock will terminate, except the right of the holders to receive payment of the Redemption Price, without interest. The Redemption Price will be paid in cash.

This report shall not constitute a notice of redemption with respect to or an offer to tender for or purchase or sell (or the solicitation of an offer to tender for or purchase or sell) any securities.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated April 25, 2024, among AZZ Inc., Evercore Group L.L.C., Jefferies LLC and each of the other Underwriters named in Schedule A to the Underwriting Agreement

5.1	Opinion of Baker & McKenzie LLP

23.1	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)

99.1	Press release, dated April 25, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ Inc.

Date: April 26, 2024	By:	/s/ Tara D. Mackey
Tara D. Mackey
Chief Legal Officer and Secretary